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
                               DAVIS POLK & WARDWELL

  1300 I STREET N.W.                                            15 AVENUE MATIGNON
WASHINGTON, D.C. 20005          450 LEXINGTON AVENUE               75008 PARIS
         ____                   NEW YORK, N.Y. 10017                   ____
 1600 EL CAMINO REAL                212-450-4000                    MESSETURM
 MENLO PARK, CA 94025             FAX 212-450-4800           60308 FRANKFURT AM MAIN
         ----                                                          ----

  99 GRESHAM STREET                WRITER'S DIRECT            17-22, AKASAKA 2-CHOME
   LONDON EC2V 7NG                  212-450-4684            MINATO-KU, TOKYO 107-0052
                                                                       ----

                                                                 3A CHATER ROAD
                                                                   HONG KONG
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                                                     April 28, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

           We hereby represent that Post-Effective Amendment No. 13 to the Registration Statement of W. P. Stewart & Co. Growth Fund, Inc. which becomes effective on April 29, 2004 does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                    Very truly yours,

                                                /s/ Davis Polk & Wardwell